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                                                                   Exhibit 23.1

                        Consent of Independent Auditors

   We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 BRE Stock Incentive Plan, as amended, of our report dated January 30, 2001, with respect to the consolidated financial statements and schedule of BRE Properties, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

San Francisco, California
January 7, 2002